Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-234712) on Form S-1 and related Prospectus of Aethlon Medical, Inc. of our report dated July 1, 2019, relating to the consolidated financial statements of Aethlon Medical, Inc., appearing in the Annual Report on Form 10-K of Aethlon Medical, Inc. for the year ended March 31, 2019.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Squar Milner LLP

SQUAR MILNER LLP

San Diego, California

December 11, 2019